                                                                     Exhibit 1.1

                              UNION DRILLING, INC.

                           [ ] Shares of Common Stock

                             Underwriting Agreement

                                                        [                ], 2005

J.P. Morgan Securities Inc. Jefferies & Company, Inc. As Representatives of the
  several Underwriters listed
  in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York  10172

Ladies and Gentlemen:

         Union Drilling, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the
"Underwriters"), for whom J.P. Morgan Securities Inc. ("JPMorgan") and Jefferies
& Company, Inc. ("Jefferies") are acting as representatives (each a
"Representative" and together, the "Representatives"), an aggregate of [       ]
shares [and, at the option of the Underwriters, up to an additional [      ]
shares], of Common Stock, par value $0.01 per share (the "Stock"), of the
Company and the stockholder of the Company named in Schedule II hereto (the
"Selling Stockholder") proposes to sell to the Underwriters an aggregate of
[      ] shares [and, at the option of the Underwriters, up to additional
[      ] shares] of Stock. The aggregate of [      ] shares to be sold by the
Company and the Selling Stockholder is herein called the "Underwritten Shares"
and the aggregate of [ ] additional shares to be sold by the [Company ][and the][Selling Stockholder] is herein called the "Option Shares". The Underwritten
Shares and the Option Shares are herein referred to as the "Shares".

         The Company and the Selling Stockholder hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

         1. Registration Statement. The Company has prepared and filed with the
Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder
(collectively, the "Securities Act"), a registration statement (File No.
333-127525) including a prospectus, relating to the Shares. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness ("Rule 430
Information"), is referred to herein as the "Registration

Statement"; and as used herein, the term "Preliminary Prospectus" means each prospectus included in such registration statement (and any amendments thereto)
before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the
Registration Statement at the time of its effectiveness that omits Rule 430A
Information, and the term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the
"Rule 462 Registration Statement"), then any reference herein to the term
"Registration Statement" shall be deemed to include such Rule 462 Registration
Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

         2. Purchase of the Shares by the Underwriters. (a) The Company and the
Selling Stockholder agree, severally and not jointly, to sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder at a purchase price per share of $[ ] (the "Purchase Price") the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by the Company and the
Selling Stockholder as set forth opposite its name in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such
Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from the
Company and the Selling Stockholder hereunder.

         In addition, [the Company] [and] [the Selling Stockholder, as and to
the extent indicated in Schedule II hereto] [agree, severally and not jointly,]
to sell the Option Shares to the several Underwriters and the Underwriters shall have the option to purchase at their election up to [ ] Option Shares at the
Purchase Price. The Underwriters, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from [the Company
][and][the Selling Stockholder] at the Purchase Price that portion of the number of Option Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to purchase and the denominator of which is the maximum number of Option Shares which all of the
Underwriters are entitled to purchase hereunder. [Any such election to purchase
Option Shares shall be made [in proportion to the maximum number of Option
Shares to be sold by the Company and the Selling Stockholder][initially with respect to the Option Shares to be sold by the Company and then with respect to the number of Option Shares to be sold by the Selling Stockholder.]

         The Underwriters may exercise the option to purchase the Option Shares at any time and from time to time on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the
[Company] [and the] [Attorney-in-Fact (as defined

                                      -2-

below)]. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the
Closing Date (as hereinafter defined) but shall not be earlier than the Closing
Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

         (b) The Company and the Selling Stockholder understand that the
Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the
Prospectus. The Company and the Selling Stockholder acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an
Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

         (c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to JPMorgan and by the Attorneys-in-Fact, or any of them, with regard to payment to the
Selling Stockholder in the case of the Underwritten Shares, at the offices of
Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 at 10:00
A.M. New York City time on [ ], 2005 or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the
Representatives and the Company and the Attorneys-in-Fact may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the
Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares are referred to herein as the "Closing Date"
and the time and date for such payment for the Option Shares, if other than the
Closing Date, are herein referred to as the "Additional Closing Date".

         Payment for the Shares to be purchased on the Closing Date or the
Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the
Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company or the Selling
Stockholder, as the case may be. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of
JPMorgan set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the
case may be.

         (d) Each of the Company and the Selling Stockholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the Company and the Selling Stockholder with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholder or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the

                                      -3-

Company, the Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the
Underwriters shall have no responsibility or liability to the Company or the
Selling Stockholder with respect thereto. Any review by the Underwriters of the
Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholder.

         3. Representations and Warranties of the Company. The Company
represents and warrants to each Underwriter and the Selling Stockholder that:

         (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each
Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the
Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

         (b) Registration Statement and Prospectus. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the
Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the
Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such
Underwriter through the Representatives expressly for use in the Registration
Statement and the Prospectus and any amendment or supplement thereto.

         (c) Financial Statements. The financial statements and the related notes thereto included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"), as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash

                                      -4-

flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; the other financial information included in the
Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration
Statement and the Prospectus.

         (d) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (other than borrowings or repayments under the Company's Revolving Credit Facility and Security
Agreement among the Company, Thornton Drilling Company and Union Drilling Texas,
LP, as Borrowers and PNC Bank, National Association, as Agent and Lender (the
"Credit Agreement") or any other borrowings permitted by the Credit Agreement), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders' equity, results of operations or prospects of the
Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the
Prospectus.

         (e) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (a "Material
Adverse Effect"). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

                                      -5-

         (f) Capitalization. The Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization"; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the
Selling Stockholder) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the
Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and all the
outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors' qualifying shares and are owned directly or indirectly by the
Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

         (g) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

         (h) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

         (i) No Violation or Default. Neither the Company nor any of its
subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or
(iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material
Adverse Effect.

         (j) No Conflicts. The execution, delivery and performance by the
Company of this Agreement, the issuance and sale of the Shares to be sold by the
Company hereunder and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage,

                                      -6-

deed of trust, loan agreement or other agreement or instrument to which the
Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the
Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority.

         (k) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares to be sold by the Company hereunder and the consummation by the Company of the other transactions contemplated by this Agreement, except for the registration of the
Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the
Shares by the Underwriters.

         (l) Legal Proceedings. Except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Prospectus that are not so described and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the
Prospectus that are not so filed or described.

         (m) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

         (n) Title to Real and Personal Property. The Company and its
subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the
Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that
(i) secure the Company's obligations under the Credit Agreement and its other financing arrangements), (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or
(iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                                      -7-

         (o) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses;
and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.

         (p) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described.

         (q) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an
"investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "Investment Company
Act").

         (r) Public Utility Holding Company Act. Neither the Company nor any of
its subsidiaries is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility
Holding Company Act of 1935, as amended.

         (s) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the
Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except where such failure to file or pay or such deficiencies could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (t) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the
Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

                                      -8-

         (u) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened.

         (v) Compliance With Environmental Laws. The Company and its
subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental
Laws"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

         (w) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974,
as amended ("ERISA"), that is maintained, administered or contributed to by the
Company or any of its affiliates for employees or former employees of the
Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); no prohibited transaction, within the meaning of Section
406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of
Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

         (x) Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii)
access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (y) Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the

                                      -9-

Company's principal executive officer and principal financial officer by others within those entities. Such disclosure controls and procedures are effective.

         (z) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

         (aa) No Unlawful Payments. Neither the Company nor any of its
subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the
Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii)
violated or is in violation of any provision of the Foreign Corrupt Practices
Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (bb) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's properties or assets to the Company or any other subsidiary of the Company.

         (cc) No Broker's Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the
Shares.

         (dd) No Registration Rights. No person has the right to require the
Company or any of its subsidiaries to register any securities for sale under the
Securities Act by reason of the filing of the Registration Statement with the
Commission or the issuance and sale of the Shares to be sold by the Company hereunder or, to the best knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholder hereunder.

         (ee) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

                                      -10-

         (ff) Margin Rules. Neither the issuance, sale and delivery of the
Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or
X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

         (gg) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange
Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

         (hh) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

         (ii) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of
2002 and the rules and regulations promulgated in connection therewith (the
"Sarbanes-Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

         4. Representations and Warranties of the Selling Stockholder. The
Selling Stockholder represents and warrants to each Underwriter and the Company that:

         (a) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by the
Selling Stockholder of this Agreement and the Power of Attorney (the "Power of
Attorney") and the Custody Agreement (the "Custody Agreement") hereinafter referred to, and for the sale and delivery of the Shares to be sold by such
Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of
Attorney and the Custody Agreement and to sell, assign, transfer and deliver the
Shares to be sold by such Selling Stockholder hereunder; this Agreement, the
Power of Attorney and the Custody Agreement have each been duly authorized, executed and delivered by the Selling Stockholder.

         (b) No Conflicts. The execution, delivery and performance by the
Selling Stockholder of this Agreement, the Power of Attorney and the Custody
Agreement, the sale of the Shares to be sold by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling
Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Selling Stockholder or (iii) result in the violation of any law or statute or

                                      -11-

any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except, in the case of clauses (i) and (iii)
above that would not have material adverse effect on the Selling Stockholder.

         (c) Title to Shares. The Selling Stockholder has good and valid title to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims other than restrictions on such
Shares pursuant to that certain Shareholders Agreement, dated as of [ ], 2005 among the Company, [ ] (the "Shareholders Agreement"); and upon delivery of the certificates representing such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all adverse claims (as defined in Section 8-102 of the Uniform Commercial Code as in effect in the State of New
York), will pass to the several Underwriters.

         (d) No Stabilization. The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares in violation of Regulation M under the Exchange Act.

         (e) Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any amendment thereto, the
Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Selling Stockholder makes such representation and warranty only with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Selling Stockholder furnished to the Company in writing expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

         (f) Material Information. As of the date hereof, as of the Closing Date and as of the Additional Closing Date, as the case may be, the sale of the
Securities by such Selling Stockholder is not and will not be prompted by any material information concerning the Company which is not set forth in the
Registration Statement or the Prospectus.

         The Selling Stockholder represents and warrants that certificates in negotiable form representing all of the Shares to be sold by the Selling
Stockholder hereunder have been placed in custody under a Custody Agreement relating to such Shares, in the form heretofore furnished to you, duly executed and delivered by the Selling Stockholder to [ ], as custodian (the "Custodian"), and that the Selling Stockholder has duly executed and delivered a Power of
Attorney, in the form heretofore furnished to you, appointing the person or persons named therein,

                                      -12-

and each of them, as the Selling Stockholder's Attorneys-in-fact (the
"Attorneys-in-Fact" or any one of them the "Attorney-in Fact") with authority to execute and deliver this Agreement on behalf of the Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling
Stockholder as provided herein, to authorize the delivery of the Shares to be sold by the Selling Stockholder hereunder and otherwise to act on behalf of such
Selling Stockholder in connection with the transactions contemplated by this
Agreement and the Custody Agreement.

         The Selling Stockholder specifically agrees that the Shares represented by the certificates held in custody for the Selling Stockholder under the
Custody Agreement are subject to the interests of the Underwriters hereunder, and that the arrangements made by the Selling Stockholder for such custody, and the appointment by the Selling Stockholder of the Attorneys-in-Fact by the Power
of Attorney, are to that extent irrevocable. The Selling Stockholder specifically agrees that the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by its dissolution or by the occurrence of any other event. If the Selling Stockholder should be dissolved, or if any other such event should occur, before the delivery of the
Shares hereunder, certificates representing such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the
Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such dissolution or other event.

         5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

         (a) Effectiveness of the Registration Statement. The Company will use its reasonable best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, will file the final
Prospectus with the Commission within the time periods specified by Rule 424(b)
and Rule 430A under the Securities Act and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New
York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

         (b) Delivery of Copies. The Company will deliver, without charge, (i)
to the Representatives, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto
(without exhibits) and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto) as the
Representatives may reasonably request. As used herein, the term "Prospectus
Delivery Period" means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales of the Shares by any Underwriter or dealer.

                                      -13-

         (c) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representatives reasonably object.

         (d) Notice to the Representatives. The Company will advise the
Representatives promptly, and confirm such advice in writing, (i) when the
Registration Statement has become effective; (ii) when any amendment to the
Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed;
(iv) of any request by the Commission for any amendment to the Registration
Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration
Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (vi) of the occurrence of any event within the Prospectus Delivery
Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration
Statement, preventing or suspending the use of any Preliminary Prospectus or the
Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

         (e) Ongoing Compliance of the Prospectus. If during the Prospectus
Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the
Prospectus to comply with law, the Company will immediately notify the
Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the
Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the
Prospectus will comply with law.

         (f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the
Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares.

                                      -14-

         (g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the
Registration Statement.

         (h) Clear Market. For a period of 180 days after the date of the initial public offering of the Shares, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i)
or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of JPMorgan, other than the
Shares to be sold hereunder and any options granted under, or any shares of
Stock of the Company issued upon the exercise of options granted under existing employee stock option plans. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or
(2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

         (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares by it as described in the Prospectus under the heading "Use of proceeds".

         (j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

         (k) Exchange Listing. The Company will use its reasonable best efforts to list for quotation the Shares on the National Association of Securities
Dealers Automated Quotations National Market (the "Nasdaq National Market").

         (l) Reports. Until the fifth anniversary of the effective date of the
Registration Statement, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

         (m) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

                                      -15-

         6. Further Agreements of the Selling Stockholder. The Selling
Stockholder covenants and agrees with each Underwriter that:

         (a) Clear Market. For a period of 180 days after the date of the initial public offering of the Shares, the Selling Stockholder will not (i)
offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i)
or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of Stock or any security convertible into or exercisable or exchangeable for Stock without the prior written consent of JPMorgan, in each case other than the Shares to be sold by the Selling
Stockholder hereunder. Notwithstanding the foregoing, the Selling Stockholder may distribute to its members any shares of Stock owned by the Selling
Stockholder, so long as such members agree to be bound by the restrictions set forth in this paragraph to the same extent as the Selling Stockholder.
Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the
180-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

         (b) Tax Form. It will deliver to the Representatives prior to or at the
Closing Date a properly completed and executed United States Treasury Department
Form W-9 (or other applicable form or statement specified by the Treasury
Department regulations in lieu thereof) in order to facilitate the Underwriters'
documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

         7. Conditions of Underwriters' Obligations. The obligation of each
Underwriter to purchase the Underwritten Shares on the Closing Date or the
Option Shares on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company and the Selling Stockholder of their respective covenants and other obligations hereunder and to the following additional conditions:

         (a) Registration Compliance; No Stop Order. The Registration Statement
(or if a post-effective amendment thereto is required to be filed under the
Securities Act, such post-effective amendment) shall have become effective, and the Representatives shall have received notice thereof, not later than 5:00
P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the
Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with

                                      -16-

Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the
Representatives.

         (b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the
Additional Closing Date, as the case may be; and the statements of the Company and its officers and of the Selling Stockholder made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the
Closing Date or the Additional Closing Date, as the case may be.

         (c) No Downgrade. Subsequent to the execution and delivery of this
Agreement, (i) no downgrading shall have occurred in the rating accorded any securities, preferred stock or other indebtedness of or guaranteed by the
Company or any of its subsidiaries by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of
Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities, preferred stock or other indebtedness of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

         (d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section
3(d) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the
Prospectus.

         (e) Officer's Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate (i) of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (A) confirming that such officers have carefully reviewed the Registration Statement and the Prospectus and, to the
best knowledge of such officers, the representation of the Company set forth in
Section 3(b) hereof is true and correct, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (C) to the effect set forth in paragraphs (a), (c) and (d)
above and (ii) of the Selling Stockholder, in form and substance reasonably satisfactory to the Representatives, confirming that the representations and warranties of such Selling Stockholder in this agreement are true and correct and that the such Selling Stockholder have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

         (f) Comfort Letters. On the date of this Agreement and on the Closing
Date or the Additional Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the

                                      -17-

Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the
Prospectus; provided, that the letter delivered on the Closing Date or the
Additional Closing Date, as the case may be shall use a "cut-off" date no more than three business days prior to such Closing Date or such Additional Closing
Date, as the case may be.

         (g) Opinion of Counsel for the Company. Satterlee Stephens Burke &
Burke LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the
Underwriters, in form and substance reasonably satisfactory to the
Representatives, to the effect set forth in Exhibit A hereto.

         (h) Opinion of Counsel for the Selling Stockholder. Davis Polk &
Wardwell, counsel for the Selling Stockholder, shall have furnished to the
Representatives, at the request of the Selling Stockholder, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit B hereto.

         (i) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as
the case may be, an opinion of Cahill Gordon & Reindel LLP, counsel for the
Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

         (j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

         (k) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

                                      -18-

         (l) Exchange Listing. The Shares to be delivered on the Closing Date or
Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq National Market System, subject to official notice of issuance.

         (m) Lock-up Agreements. The "lock-up" agreements, each substantially in the form of Annex A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the
Additional Closing Date, as the case may be.

         (n) Additional Documents. On or prior to the Closing Date or the
Additional Closing Date, as the case may be, the Company and the Selling
Stockholder shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

         All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         8. Indemnification and Contribution.

         (a) Indemnification of the Underwriters by the Company. The Company
agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the
Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any
amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below. The foregoing indemnity agreement shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the
Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary or superseded prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein

                                      -19-

not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

         (b) Indemnification of the Underwriters by the Selling Stockholder. The
Selling Stockholder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such
Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any
amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Selling
Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the information contained or referenced under the columns "Officers, directors and principal stockholders" and "Amount and nature of beneficial ownership" under the heading
"Principal and Selling Stockholder" in the Prospectus.

         (c) Indemnification of the Company and the Selling Stockholder. Each
Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section
15 of the Securities Act or Section 20 of the Exchange Act and the Selling
Stockholder to the same extent as the indemnity set forth in paragraph (a)
above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the
Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the information contained in the fourth, seventh, eighth and thirteenth paragraph under the caption "Underwriting."

         (d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 8, such person (the
"Indemnified Person") shall promptly notify the person

                                      -20-

against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this
Section 8. If any such proceeding shall be brought or asserted against an
Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the
Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified
Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i)
the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the
Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying
Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm
(in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by
JPMorgan, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the
Selling Stockholder shall be designated in writing by the Attorney-in-Fact. The
Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such
Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any
Indemnified Person.

         (e) Contribution. If the indemnification provided for in paragraphs
(a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph,

                                      -21-

in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling
Stockholder on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the
Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling
Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Selling Stockholder from the sale of the Shares and the total underwriting discounts and commissions received by the
Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares.
The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder or by the
Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (f) Limitation on Liability. The Company, the Selling Stockholder and
the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the
Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified
Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this
Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the
Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 8 are several in proportion to their respective purchase obligations hereunder and not joint. Notwithstanding the provisions of this Section 8, in no event shall the liability of the Selling Stockholder under this Section 8 exceed the amount by which the proceeds to the Selling Stockholder, after underwriting discounts and commissions, exceeds the amount of any damages that the Selling
Stockholder has otherwise been required to pay pursuant to this Section 8. The
Selling Shareholder shall be obligated under this section only with respect to untrue statements or omissions made in reliance upon and in

                                      -22-

conformity with written information furnished to the Company by the Selling
Shareholder expressly for use in the Registration Statement. The provisions of this Section shall not affect any agreement among the Company and the Selling
Stockholder with respect to indemnity or contribution.

         (g) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

         9. Effectiveness of Agreement. This Agreement shall become effective upon the later of (i) the execution and delivery hereof by the parties hereto and (ii) receipt by the Company and the Representatives of notice of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment thereto).

         10. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling
Stockholder, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional
Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange
or the National Association of Securities Dealers, Inc.; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York
State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the
Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the
Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

         11. Defaulting Underwriter. (a) If, on the Closing Date or the
Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the
Selling Stockholder on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling
Stockholder shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting
Underwriters or the Company and the Selling Stockholder may postpone the Closing
Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholder or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any
other document or arrangement, and the Company agrees to promptly prepare any amendment or

                                      -23-

supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 11, purchases
Shares that a defaulting Underwriter agreed but failed to purchase.

         (b) If, after giving effect to any arrangements for the purchase of the
Shares of a defaulting Underwriter or Underwriters by the non-defaulting
Underwriters, the Company and the Selling Stockholder as provided in paragraph
(a) above, the aggregate number of Shares that remain unpurchased on the Closing
Date or the Additional Closing Date, as the case may be does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such
Underwriter agreed to purchase hereunder on such date plus such Underwriter's pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or
Underwriters for which such arrangements have not been made.

         (c) If, after giving effect to any arrangements for the purchase of the
Shares of a defaulting Underwriter or Underwriters by the non-defaulting
Underwriters, the Company and the Selling Stockholder as provided in paragraph
(a) above, the aggregate number of Shares that remain unpurchased on the Closing
Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Stockholder shall not exercise the right described in paragraph
(b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing
Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this
Section 11 shall be without liability on the part of the Company and the Selling
Stockholder, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of
Section 8 hereof shall not terminate and shall remain in effect.

         (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholder or any non-defaulting Underwriter for damages caused by its default.

         12. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the
Registration Statement, the Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof;
(iii) the fees and expenses of the Company's counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky

                                      -24-

Memorandum (including the related fees and expenses of counsel for the
Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (viii)
all expenses incurred by the Company in connection with any "road show"
presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Shares on the NASDAQ National Market. It is understood, however, that except as provided in this Section, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. Further, all expenses associated with chartering any aircraft in connection with the offering shall be borne 50% by the Company and 50% by the Underwriters.

         (b) If (i) the Company or the Selling Stockholder for any reason fail to tender the Shares for delivery to the Underwriters or (ii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement
(other than as a result of a termination of this Agreement pursuant to Section
10), the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

         13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

         14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling
Stockholder and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholder or the
Underwriters.

         15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term "subsidiary" has the meaning set forth in
Rule 405 under the Securities Act.

                                      -25-

         16. Miscellaneous.

         (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by JPMorgan and Jefferies on behalf of the Underwriters, and any such action taken by JPMorgan and Jefferies shall be binding upon the
Underwriters.

         (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities Inc., 277 Park
Avenue, New York, New York 10172 (fax: (212) 622-8358); Attention: Syndicate
Desk. Notices to the Company shall be given to it at South Pittsburgh Technology
Park, 3117 Washington Pike, Bridgeville, Pennsylvania 15017 (Fax: ______);
Attention: __________. Notices to the Selling Stockholder shall be given to the
Attorneys-in-Fact at ______________, ______________, ______________ (Fax:
_______); Attention: _____________.

         (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

         (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                                      -26-

         If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                    Very truly yours,

                                    UNION DRILLING, INC.

                                    By:
                                              ---------------------------
                                        Name:
                                        Title:

                                    SELLING STOCKHOLDER

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    As Attorneys-in-Fact acting
                                    on behalf of the Selling
                                    Stockholder named in
                                    Schedule II to this
                                    Agreement.

Accepted:  [             ], 2005

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By: _____________________________
           Authorized Signatory

                                      -27-

JEFFERIES & COMPANY, INC.

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By: _____________________________
           Authorized Signatory

                                      -28-

                                                                      Schedule I

Underwriter                                              Number of Shares
-----------                                              ----------------
J.P. Morgan Securities Inc.
Jefferies & Company, Inc.
Bear, Stearns & Co. Inc.
RBC Capital Markets Corporation

                                               Total
                                                     ---------------------

                                                                     Schedule II

                                      Number of                      Number of
  Selling Stockholder:          Underwritten Shares:              Option Shares:
  -------------------           -------------------               -------------
Union Drilling Company,
LLC

                                                                       Exhibit A

             Form of Opinion of Satterlee Stephens Burke & Burke LLP

         (a) The Registration Statement was declared effective under the
Securities Act as of the date and time specified in such opinion; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and
no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or, to the best knowledge of such counsel, threatened by the Commission.

         (b) The Registration Statement and the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act.

         (c) The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in [ ](1), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse
Effect.

         (d) The Company has an authorized capitalization as set forth in the
Prospectus under the heading "Capitalization"; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling
Stockholder) have been duly and validly authorized and issued and are fully paid and non-assessable; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors' qualifying shares and except as otherwise described in the Prospectus).

         (e) The Company has full right, power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder.

         (f) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

----------
(1) Jurisdictions to be determined.

                                    EX. A-1

         (g) The Shares to be issued and sold by the Company hereunder have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any preemptive or similar rights.

         (h) The execution, delivery and performance by the Company of the
Underwriting Agreement, the issuance and sale of the Shares to be sold by the
Company and delivered on the Closing Date or the Additional Closing Date, as the
case may be, and compliance by the Company with the terms of, and the consummation of the transactions contemplated by, the Underwriting Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the
Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the
Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority except, in the case of clauses (i) and
(iii) above, for such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

         (i) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of the Underwriting Agreement, the issuance and sale of the Shares to be sold by the Company and delivered on the Closing Date or the Additional Closing Date, as
the case may be, and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Underwriting Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the National Association of Securities Dealers, Inc. or
under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

         (j) To the best knowledge of such counsel, except as described in the
Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of such counsel, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

         (k) The descriptions in the Prospectus of statutes, legal, governmental and regulatory proceedings and contracts and other documents are accurate in all material respects; the statements in the Prospectus under the heading
"Description of capital stock", and in the Registration Statement in items 14 and 15, to the extent that they constitute summaries of the terms of stock, matters of law or regulation or legal conclusions, fairly summarize the matters described therein

                                    EX. A-2

in all material respects; and, to the best knowledge of such counsel, (A) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the
Prospectus and that are not so described and (B) there are no statutes, regulations or contracts and other documents that are required under the
Securities Act to be filed as exhibits to the Registration Statement or described in the Prospectus and that have not been so filed or described.

         (l) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company"
within the meaning of the Investment Company Act.

         Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the
Registration Statement and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Registration
Statement, the Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule
430A to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading
(other than the financial statements and other financial data contained therein, as to which such counsel need express no belief).

         In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

         The opinion of Satterlee Stephens Burke & Burke LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                    EX. A-3

                                                                       Exhibit B

                         Form of Opinion of Counsel For
                             The Selling Stockholder

         (a) Each of the Power of Attorney, Custody Agreement and Underwriting
Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder. Each of the Power of Attorney and Custody Agreement is
a valid and binding agreement of the Selling Stockholder.

         (ii) The execution, delivery and performance by or on behalf of the
Selling Stockholder of the Power of Attorney, Custody Agreement and Underwriting
Agreement, and the sale of the Shares to be sold by the Selling Stockholder, will not result in a breach or violation of (A) any of the terms or provisions of the limited liability company agreement of the Selling Stockholder and (B)
any provision of United States federal or New York state law or the Delaware
Revised Uniform Limited Partnership Act that in such counsel's experience is normally applicable to limited liability companies in relation to transactions of the type contemplated by the Underwriting Agreement, provided that such counsel need not express any opinion as to any United States federal or state securities laws.

         (iii) No consent, approval, authorization or order of any governmental agency or body under United States federal or New York state law that in such counsel's experience is normally applicable to limited liability companies in relation to transactions of the type contemplated by the Underwriting Agreement is required to be obtained or made by any Selling Stockholder for the execution, delivery and performance of the Underwriting Agreement or in connection with the sale to the Underwriter of the Shares sold by the Selling Stockholder, except such as have been obtained and such as may be required under federal or state securities laws, as to which such counsel need not express any opinion.

         (iv) Upon payment for the Shares to be sold by the Selling Stockholder to the Underwriter as provided in the Underwriting Agreement, the delivery of such Shares to Cede & Co. ("Cede") or such other nominee as may be designated by
The Depository Trust Company ("DTC"), the registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the records of DTC to security accounts in the name of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the "UCC")) to such Shares or any security entitlement in respect thereof), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the
UCC, the Underwriter will acquire a security entitlement in respect of such
Shares and (C) to the extent governed by Article 8 of the UCC, no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such Shares may be asserted against the Underwriter; it being understood that for purposes of this opinion, such counsel may assume that when such payment, delivery and crediting occur, (x) such Sharees will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of

                                    EX. B-1

Section 8-102 of the UCC and (z) appropriate entries to the
securities account or accounts in the name of the Underwriter on the records of
DTC will have been made pursuant to the UCC.

         The opinion of counsel described above shall be rendered to the
Underwriters at the request of the Selling Stockholder and shall so state therein.

                                    EX. B-2

                                     Annex A

                            FORM OF LOCK-UP AGREEMENT

                                                        [               ], 2005

J.P. MORGAN SECURITIES INC.
JEFFERIES & COMPANY, INC.
AS REPRESENTATIVES OF
THE SEVERAL UNDERWRITERS LISTED IN
SCHEDULE I TO THE UNDERWRITING
AGREEMENT REFERRED TO BELOW
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, NY 10172

         Re: Union Drilling, Inc. -- Initial Public Offering

Ladies and Gentlemen:

         The undersigned understands that you, as Representatives of the several
Underwriters, propose to enter into an Underwriting Agreement (the "Underwriting
Agreement") with Union Drilling, Inc., a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the several
Underwriters named in Schedule I to the Underwriting Agreement (the
"Underwriters"), of common stock, of the Company (the "Securities"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

         In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, the undersigned will not, during the period ending
180 days after the date of the prospectus relating to the Public Offering (the
"Prospectus"), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock,
$0.01 per share par value, of the Company (the "Common Stock") or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2)
above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the

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undersigned agrees that, without the prior written consent of J.P. Morgan
Securities Inc., it will not, during the period ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         Notwithstanding the foregoing, if (1) during the last 17 days of the
180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

         In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

         The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement.

         The undersigned understands that the Underwriters are entering into the
Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

         This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

                                     Very truly yours,

                                     [NAME OF STOCKHOLDER]

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

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